UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 17, 2013

LAM RESEARCH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-12933	94-2634797
(Commission File Number)	(IRS Employer Identification Number)

4650 Cushing Parkway

Fremont, California 94538

(Address of principal executive offices including zip code)

(510) 572-0200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Item 9.01	Financial Statements and Exhibits

SIGNATURES

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 17, 2013, the Board of Directors (the “Board”) of Lam Research Corporation (the “Company”), following the recommendation of the Nominating and Governance Committee of the Board, approved the amendment and restatement of the Bylaws of the Company (the “Bylaws”). The amendment and restatement revised the Bylaws to permit committees of the Board to be designated in accordance with Delaware law by vote of a majority of the directors present at a meeting of the Board or a committee (if authorized) at which a quorum is present. This description of the amended and restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the text of the amended and restated Bylaws, attached as Exhibit 3.2 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

3.2	Bylaws of the Registrant, as amended and restated, dated May 17, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 22, 2013

LAM RESEARCH CORPORATION

By:	/s/ Sarah A. O’Dowd
Sarah A. O’Dowd Senior Vice President and Chief Legal Officer

EXHIBIT INDEX

3.2	Bylaws of the Registrant, as amended and restated, dated May 17, 2013